UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2011

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2011, as a part of measures Aetrium Incorporated has taken to reduce expenses in response to an industry slowdown and anticipated lower revenue levels, at the initiation of the company’s executive management the company reduced the salaries for the company’s executive officers by up to 10%. As a result, effective September 25, 2011, the base salary of John J. Pollock, President and Chief Executive Officer, was reduced by 10% and the base salaries of Douglas L. Hemer, Chief Administrative Officer, and Paul H. Askegaard, Treasurer, were each reduced by 5%. For further information, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 8.01. Other Events.

On September 28, 2011, Aetrium Incorporated announced, among other things, anticipated revenues for the quarter ending September 30, 2011, an anticipated charge to earnings for inventory obsolescence, and a workforce reduction. For further information, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued September 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated:   September 29, 2011

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Press Release issued September 28, 2011	Filed herewith